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EXHIBIT 99.5

Application Form for Individual Flexible Premium Variable

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                                                                    EXHIBIT 99.5

[Logo of Pacific Life]              PACIFIC SELECT VARIABLE ANNUITY APPLICATION
Pacific Life Insurance Company      VARIABLE ACCUMULATION ANNUITY
Post Office Box 100060
Pasadena, CA 91189-0060

ANNUITANT
NAME                                  NAME       JOINT OR CONTINGENT ANNUITANT
ADDRESS                               ADDRESS
SOCIAL SECURITY NUMBER                SOCIAL SECURITY NUMBER
SEX   DATE OF BIRTH     TELEPHONE     SEX   DATE OF BIRTH   TELEPHONE
MALE  FEMALE                          MALE  FEMALE

CONTRACT OWNER (If other than the Annuitant(s) named above)
NAME                                  NAME       JOINT OR CONTINGENT ANNUITANT
ADDRESS                               ADDRESS
SOCIAL SECURITY NUMBER                SOCIAL SECURITY NUMBER
SEX   DATE OF BIRTH     TELEPHONE     SEX   DATE OF BIRTH   TELEPHONE
MALE  FEMALE                          MALE  FEMALE


BENEFICIARY DESIGNATION
PRIMARY BENEFICIARY     CONTINGENT BENEFICIARY     OWNER BENEFICIARY
NAME                    NAME                       NAME
RELATIONSHIP            RELATIONSHIP               RELATIONSHIP

PREMIMUM ALLOCATIONS:   The total of the percentages must be 100% (use whole
                        numbers only)
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

PACIFIC LIFE            ALLIANCE CAPITAL         GOLDMAN SACHS          MORGAN STANLEY
___% High Yield Bond    ___% Agressive Equity    ___% Bond & Income     ___% International
___% Money Market                                ___% Equity
___% Fixed Account      JANUS
                        ___% Growth LT           BANKERS TRUST CO.      BLAIRLOGIE
                                                 ___% Equity Index      ___% Emerging Markets
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PACIFIC INVESTMENT MGMT. CO.      JP MORGAN INVESTMENT
___% Government Securities        ___% Equity Income
___% Managed Bond                 ___% Multi-Strategy

PREMIUM AMOUNT:
Amount Submitted With Application
___ Yes $ ______  __ No (CHECK ONLY IF 1035 EXCHANGE/TRANSFER)
                        ESTIMATED AMOUNT $__________

OPTIONAL:

Annuity Start Date: ____/____/____

REPLACEMENT:
Will this Annuity applied for replace any existing Life Insurance or Annuity?
____ Yes       ____ No
If Yes, give company, amount, type of policy and termination date:

TAX STATUS OF ANNUITY: Certain tax qualifications require the submission of additional forms with application.

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
___ Non-qualified    ___ IRA: Tax Yr. 19__    ___ SEP-IRA: Tax Yr. 19__    ___ 401(a) Pension
___ Keogh/HR10       ___ Conduit IRA          ___ 403(b)/TSA Transfer      ___ 491(k)
                     ___ Roth IRA             ___ SIMPLE IRA               ___ 457
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PROSPECTUS RECEIPT:

I have received prospectuses.

REMARKS:

HOME OFFICE ENDORSEMENTS:  (NOT APPLICABLE IN KENTUCKY, PENNSYLVANIA & WEST
                            VIRGINIA)

AGREEMENT:

To the best of my knowledge the statements and answers given in this application are true, complete and correct. I agree that:
     1.  This application is the basis of any contract issued as a result of it.
     2. No agent has the authority to waive or complete any answer to any question in the application, make or alter any contract or waive any of PL's other rights of requirements.
     3. If there are Joint Applicants, the contract if issued will be owned by the Joint Applicants as joint tenants with the right of survivorship and not as tenants in common. If there is a Contingent Owner named, the Contingent Owner will become the Owner if the Owner dies prior to the Annuity Start Date.
     4. Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fac material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
     5. MY AGENT AND I DISCUSSED MY FINANCIAL BACKGROUND AND AS A RESULT I BELIEVE THIS CONTRACT WILL MEET MY INSURABLE NEEDS AND FINANCIAL OBJECTIVES AND HAVE CONSIDERED THE APPROPRIATENESS OF FULL OR PARTIAL REPLACEMENT OF ANY EXISTING LIFE INSURANCE OF ANNUITY, IF APPLICABLE.
     6.  I UNDERSTAND THAT CONTRACT VALUES MAY INCREASE OR DECREASE DEPENDING
         ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNTS.
     7. ACCUMULATED VALUES UNDER THE VARIABLE ACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS.

Dated by Annuitant/Owner at: _______________________________ this _________ Day
                             City              State
of __________ 19__

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
____________________________________________     _____________________________________________________
Signature of Annuitant                           Signature of Applicant/Owner (If other than Annuitant)

____________________________________________     _____________________________________________________
Signature of Joint or Contingent Annuitant       Signature of Joint or Contingent Applicant/Owner

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I have explained to the applicant how the annuity will meet their insurable needs and financial objectives and have discussed the appropriateness of replacement, if applicable.

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
____________________________________________     _____________________________________________________
Agent's Signature                                Agent's Name (Print)

                                                 _____________________________________________________
                                                 Brokerage Account Number
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To your knowledge of belief, will replacement of life insurance of annuities be
involved?  ____ Yes     ____ No

AGENT INFORMATION:
Agent Name      %        Agent Code     Agency or              Broker/Dealer
                                        Broker/Dealer Code     Name

Option:  ___ A  ___ B                               137-7C     [Bar Code]